Exhibit 10.2

AMENDMENT

TO THE LARRY W. SEAY

SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment is entered into this 23rd day of March, 2007, between Meritage Homes Corporation. (the “Company”) and Larry Seay (“Executive”).

WHEREAS, the Company previously entered into the Second Amended and Restated Employment Agreement with Executive effective as of January 1, 2007 (“Agreement”); and

WHEREAS, the parties desire to amend the Agreement to prohibit the Executive from engaging in certain land banking transactions both during the Executive’s employment and for a certain period of time after his termination of employment with the Company.

NOW THEREFORE, the parties wish to amend the Agreement as follows:

1.             Unless as otherwise provided herein, this Amendment shall be effective as of the effective date of the Agreement, which was January 1, 2007.

2.             Section 1 of the Agreement is hereby amended by adding the following sentence at the end thereof:

During the term of this Agreement (as set forth in Section 2) Executive shall be prohibited in engaging in any personal land banking or lot or land development without the prior written consent of the Board.

3.             Section 6.B. of the Agreement are hereby amended by adding the following sentence to the end thereof:

If the Company requests Executive to provide consulting services to the company pursuant to clause (iv) above, the Executive provides or makes himself available to provide such consulting services, any options previously granted to Executive shall continue to vest as if Executive remained employed by the Company.

4.             Section 6.C. of the Agreement are hereby amended by adding the following sentence to the end thereof:

If the Company requests Executive to provide consulting services to the company pursuant to clause (v) above, the Executive provides or makes himself available to provide such consulting services, any options previously granted to Executive shall continue to vest as if Executive remained employed by the Company.

5.             Section 7.A. of the Agreement is hereby amended by replacing the last sentence thereof with the following sentence:

But nothing in this Agreement shall prohibit Executive from engaging in land banking or lot or land development, provided, however, that Executive may not engage in any land banking or lot or land development directly or indirectly with any former employee of the Company or any affiliate.

6.             This Amendment shall amend only the provisions set forth herein and those provisions not amended shall be considered in full force and effect.

Meritage Homes Corporation

By:	/s/ Ray Oppel
	Its:	Exec. Compensation Committee Chair

/s/ Larry W. Seay
Larry W. Seay